Exhibit 10.15

THE SECURITIES SUBJECT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED BY THE PURCHASER THEREOF, UNLESS SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THIS UNIT PURCHASE AGREEMENT, THE LIMITED PARTNERSHIP AGREEMENT OF FERRELLGAS PARTNERS, L.P. AS IN EFFECT AT THE TIME OF SALE OR TRANSFER AND (I) SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND A LEGAL OPINION STATING THAT SUCH EXEMPTION IS AVAILABLE HAS BEEN SUBMITTED TO FERRELLGAS PARTNERS, L.P. BY COUNSEL TO THE HOLDER OF SUCH SECURITIES, IN FORM AND SUBSTANCE ACCEPTABLE TO FERRELLGAS PARTNERS, L.P. IN ITS SOLE DISCRETION.


                      REAL PROPERTY CONTRIBUTION AGREEMENT

     This Real Property Contribution Agreement (this "Agreement") is entered into as of February 8, 2004, between Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership"), and Billy D. Prim ("Contributor").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that particular Agreement and Plan of Merger made and entered into as of the date hereof (the "Merger Agreement"), by and among FCI Trading Corp., Diesel Acquisition LLC ("Merger Sub"), Ferrell Companies, Inc. and Blue Rhino Corporation, a Delaware corporation (the "Company"), it is contemplated that the Merger Sub will merge into the Company, with the Company being the surviving entity (the "Merger"); and

     WHEREAS, upon, and subject to, the closing of the Merger and particular other events related thereto and as further described in the Merger Agreement, Contributor desires to contribute to the Partnership, and the Partnership desires to accept from Contributor, the Property (as defined below), in exchange for $3,150,000 of common units of the Partnership, representing limited partner interests in the Partnership ("Common Units").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements herein contained and intending to be legally bound hereby, the Partnership and Contributor hereby agree as follows:

1.   Contribution of Property; Common Units.

     (a) Contribution. On the date (the "Pre-Closing Date") that is three days prior to the filing of the preliminary prospectus for the anticipated public offering of the Partnership's Common Units in connection with the Merger (the "Common Unit Offering") and subject to the terms and conditions set forth herein, Contributor shall irrevocably commit to contribute to the Partnership, and the Partnership shall accept from Contributor, the real property described on Exhibit A attached hereto, together with all improvements located thereon and owned by Contributor, and all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereunto belong or appertaining thereto, and Contributor's rights, easements or other interests, if any, in and to adjacent streets, alleys and rights-of-way, or other property abutting such real property, and together with any and all minerals and mineral rights, water and water rights, wells, well rights and well permits, water and sewer taps, sanitary or storm sewer capacity or reservations and rights under utility agreements with any applicable governmental or quasi-governmental entities or agencies with respect to the providing of utility services to such real property (all of the foregoing being collectively hereinafter referred to as the "Property"). Such irrevocable commitment shall be evidenced by delivery by Contributor of the Contributor Deliverables (as defined below) to the Escrow Agent (as defined below).

     (b) Contribution Value. The parties agree that the fair market value of the Property is $3,150,000 (the "Contribution Value").

     (c) Delivery of Title Policy at Closing; Environmental Review. As conditions to the Partnership's obligation to accept the contribution of the Property and close the escrow established pursuant to Section 2 (in addition to the other conditions precedent set forth below):

          (i) an escrow agent satisfactory to the Partnership in its sole discretion (the "Escrow Agent") shall on the Closing Date irrevocably commit to issue an ALTA Form B (or other form required by state law) Owner's Policy of Title Insurance (the "Title Policy"), with extended coverage (i.e., with ALTA General Exceptions 1 through 5 deleted, or with corresponding deletions if the Property is located in a non-ALTA state), in the amount of the Contribution Value, insuring the Partnership as owner of good, marketable and indefeasible fee simple title to the Property, and subject only to normal and customary exceptions reasonably acceptable to the Partnership ("Permitted Exceptions") and containing an endorsement that negates the imputation of knowledge of Contributor for purposes of the standard knowledge exclusion in the Title Policy;

          (ii) Contributor shall execute an ALTA statement or similar form and affidavit or indemnity with respect to the nonimputation endorsement as the Title Company shall reasonably require for the issuance of the Title Policy;

          (iii)the Partnership shall have received, and shall have been satisfied, in its sole and absolute judgment and discretion, with the contents, results and scope of, the environmental reports, opinions and other environmental information that have been, or may be, requested by the Partnership, to determine whether the Property is acceptable to Purchaser. Notwithstanding anything to the contrary in this Agreement, the Partnership may terminate this Agreement by giving written notice of termination to Seller if for any reason the Partnership is not satisfied with its due diligence review of the Property; and

          (iv) the Partnership shall have received evidence satisfactory to it that the real property lease underlying the Property shall have been terminated upon the closing of the contribution of the Property hereunder.

          (d) Common Units. In exchange for the Contributor's contribution of the Property, Contributor shall receive a number of Common Units equal to
     (i) the Contribution Value as adjusted for Closing prorations and adjustments to the Contribution Value pursuant to Section 4, divided by
     (ii) a value per Common Unit equal to the net proceeds (meaning the public offering price of the Common Units less underwriting discounts and commissions but before expenses of the Partnership) to the Partnership per Common Unit sold in the Partnership's Common Unit Offering. No fractional Common Units shall be issued to Contributor hereunder, but the number of Common Units to be issued pursuant to this Agreement shall be rounded up to the nearest whole number, in lieu of issuing the fraction of a Common Unit that otherwise would have been called for.

          (e) Due Diligence Review; Title and Survey Costs. During the term of this Agreement, the Partnership and its agents, employees and representatives shall have the continuing right to enter onto the Property during the pendency of this Agreement for the purpose of conducting surveys, engineering, geotechnical and environmental inspections and tests, and shall be given access to all files and records relating to the Property. Such tests may include invasive testing; provided, however, that the Partnership shall return the Property to substantially the same condition as existed prior to such testing. Contributor shall deliver, to the extent in Contributor's possession and control and relating to the
     Property: copies of title materials, surveys, tax statements for the last three (3) years, operating statements for the last three years, environmental reports, geotechnical reports, notices from governmental authorities, service contracts, leases, and such other documents as the Partnership shall reasonably request. Contributor shall make available to the Partnership during normal business hours all files relating to the Property. With Contributor's cooperation, the Partnership shall obtain a commitment for title insurance relating to the Property and a current survey of the Property (the "Survey"). The legal description from the Survey, reasonably approved by Contributor and the Partnership, shall be substituted for Exhibit A attached hereto. The costs of the Survey and the premium for the Title Policy, nonimputation endorsement and any other endorsements requested by the Partnership shall be paid by Contributor.

     2. Closing. The consummation of the transactions contemplated herein (the "Closing") shall occur on the Closing Date at the offices of the Escrow Agent and shall occur through an escrow with the Escrow Agent. Immediately following the Effective Time (as defined in the Merger Agreement) of the Merger, Parent (as defined in the Merger Agreement) shall give written notice to the Escrow Agent that the Merger is effective, and, upon satisfaction or completion of all other closing conditions and deliveries herein, the Escrow Agent shall distribute the Common Units to Contributor and immediately record and deliver the closing documents to the appropriate parties.

     3. Deliverables.

     (a) By Contributor. Contributor shall deliver possession of the Property to the Escrow Agent on behalf of the Partnership on the Pre-Closing Date, subject only to the Permitted Exceptions. Additionally, as of the Pre-Closing Date, Contributor shall have delivered in escrow to the Escrow Agent the following (collectively, the "Contributor Deliverables"):

          (i) a special warranty deed in form provided for under the law of the state where the Property is located, or otherwise in conformity with the custom in such jurisdiction and mutually satisfactory to the parties, executed and acknowledged by Contributor, which deed shall convey to the Partnership good, indefeasible and marketable fee simple title to the Property, subject only to the Permitted Exceptions, and subject to, and containing a description of, the Right of First Refusal (as defined in Section 11(a)) that burdens the Property;

          (ii) such assignments and other documents and certificates as the Partnership may reasonably require in order to fully and completely transfer and assign to the Partnership all of Contributor's right, title, and interest, in and to development approvals relating to the development of the Property from applicable governmental authorities, and any other permits, rights under utility agreements and similar rights applicable to the Property;

          (iii)a detailed summary of service contracts relating the Property to which Contributor is a party;

          (iv) such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property; and

          (v) any additional deliveries and documents that the Partnership, the Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

          (b) By the Partnership. On the Closing Date, the Partnership shall deliver in escrow to the Escrow Agent a certificate evidencing and representing the Contributor Common Units.

     4. Prorations. All Prorations with respect to the Property shall be allocated between the Partnership and Contributor in the same manner and in the same proportion as is typical and customary for transactions of this type.

     5. Representations and Warranties of Contributor. Contributor hereby represents and warrants to the Partnership that the following representations are true and correct as of the date hereof, and shall be true and correct at and as of the Closing Date as though such representations and warranties were made at such time:

          (a) Contributor is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act, the text of which is set forth on Schedule II hereto).

          (b) Contributor is a citizen of the United States and is at least 21 years of age, and the offer to purchase Common Units hereunder was made by the Partnership and accepted by Contributor within the United States.

          (c) Contributor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and such actions by Contributor have been duly authorized by all requisite action.

          (d) This Agreement and all other documents required of Contributor to complete the acquisition of the Common Units hereunder have been duly executed and delivered by Contributor and constitute the legal, valid and binding obligation of Contributor, enforceable in accordance with their respective terms.

          (e) The Property is either separate property or community property over which Contributor has the right of control or of which Contributor has the sole right of management.

          (f) The acquisition of the Common Units by the Contributor is for Contributor's own account, is for investment purposes only, and is not being made with a view to, nor for offer or sale in connection with, the distribution of such Common Units and Contributor is not participating, does not have a participation in and does not contemplate any participation in, such a distribution or the underwriting of any such distribution.

          (g) Contributor has no present intention of selling or otherwise disposing of the Common Units acquired hereunder in violation of (i) this Agreement, (ii) the Fourth Amended and Restated Partnership Agreement of the Partnership, dated February 18, 2003, as such may be amended from time to time subsequent to the date hereof (the "Partnership Agreement"), or
     (iii) the Securities Act or any other applicable Federal or state securities laws.

          (h) Contributor is aware that neither the Securities and Exchange Commission (the "SEC") nor other Federal or state securities commission or governmental authority has approved or disapproved of the Common Units, made any finding or determination as to the fairness of an investment in the Partnership, nor made any recommendation or endorsement with respect thereto, and any representation to the contrary is a criminal offense.

          (i) Contributor confirms that it understands and has fully considered and reviewed for purposes of the purchase of Common Units hereunder all documents filed with the SEC by the Partnership and its affiliates, all of which are publicly available via EDGAR (all such documents are collectively referred to herein as the "Public Filings").

          (j) Contributor is able to bear the economic risk of the acquisition of the Common Units hereunder and is able to bear its investment in the Partnership for an indefinite period of time.

          (k) Contributor understands that the Common Units purchased hereunder have not been registered under the Securities Act or the securities laws of any state and, therefore, cannot be sold, transferred or otherwise disposed of unless:

               (i) such Common Units are subsequently registered under the Securities Act and any applicable securities laws of any state or exemptions from registration thereunder are available; and

               (ii) such sale,  transfer or disposal is in  compliance  with the terms of the Partnership Agreement and this Agreement;

               Contributor further understands that only the Partnership can take action to register the Common Units being sold hereunder and that the Partnership is under no obligation, and has no present plans, to do so.

          (l) Contributor understands that the Common Units purchased hereunder may be required to be held for an indeterminate period of time and that the sale or other transfer of such Common Units by Contributor in reliance on Rule 144 under the Securities Act, if available to Contributor, may be made only in limited amounts in accordance with the terms and conditions of Rule 144.

          (m) In addition to the other provisions of this Agreement and the Partnership Agreement, Contributor agrees that in no event will Contributor make a sale, transfer or other disposition of any of the Common Units purchased hereunder unless and until:

               (i)  Contributor  has  notified the  Partnership  of its proposed disposition and has furnished the Partnership with a statement of the circumstances surrounding the proposed disposition; and

               (ii) Contributor has furnished the Partnership with an opinion of counsel satisfactory to the Partnership in its sole discretion to the effect (A) that such disposition will not require registration or qualification of such Common Units under federal or state securities laws or (B) that appropriate action necessary for compliance with such federal or state securities laws has been taken;

               provided, however, the Partnership may expressly waive the requirements under clauses (i) and (ii) above.

          (n) all information that Contributor has supplied to the Partnership or its respective representatives or agents, including the information included in this Agreement, is true and complete as of the date hereof, and unless otherwise made known to the Partnership or its representatives in writing, true and complete as of the Closing Date, with the same force and effect as if executed, made, or supplied, at the Closing Date.

          (o) Contributor, or its principals, as the case may be, acknowledges that they have such knowledge and experience in financial, investing and business matters as to be capable of evaluating the risks and merits of purchasing Common Units pursuant to this Agreement and protecting their interests in connection with such purchase of the Common Units hereunder and investment in the Partnership.

          (p) Contributor was not contacted by the Partnership or its representatives for the purpose of purchasing the Common Units hereunder through any advertisement, article, mass mailing, notice or any other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general advertising.

          (q) Contributor confirms that, in making the decision to purchase Common Units hereunder, Contributor has relied solely upon independent investigations made by Contributor or representatives of the Contributor, including their own professional tax and other advisers and that Contributor and such representatives have had access to and an opportunity to inspect all relevant information relating to the Partnership (including the Public Filings) sufficient to enable Contributor to evaluate the merits and risks of their purchase of Common Units hereunder.

          (r) Contributor has had the opportunity to ask questions of the representatives of the Partnership, including representatives of its general partner, and has received satisfactory answers respecting, and has obtained such additional information as Contributor has desired regarding the business, financial condition and other affairs of the Partnership.

          (s) the completion, execution and delivery by Contributor of this Agreement and all other documents required to consummate the transactions contemplated hereunder and the performance by Contributor of its obligations hereunder do not, and will not, violate any provision of law, any order of any court or other agency of government, and do not and will not result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any provision of any indenture, agreement or other instrument to which Contributor, or any of his properties or assets, including the Property, is bound.

          (t) Contributor is not acquiring the Common Units hereunder with a view to realizing any benefits under the United States federal income tax laws with respect to Contributor's share of any losses or expenses of the Partnership, and no representations have been made to Contributor that any such benefits will be available as result of Contributor's acquisition, ownership or disposition of such Common Units.

          (u) Contributor has not borrowed, and shall not borrow, as the case may be, any portion of the funds necessary to purchase Common Units hereunder, either directly or indirectly, from the Partnership, its general partner or any affiliate of the foregoing.

          (v) for United States tax purposes:

               (i) Contributor certifies that its name, taxpayer identification or social security number and address set forth on Schedule I are correct;

               (ii) Contributor  certifies that it is not a  non-resident  alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code of 1986, as amended) and that it will notify the Partnership within sixty (60) days of a change to foreign status and its new country of residence; and

               (iii)Contributor  agrees to execute  properly  and provide to the
                    Partnership in a timely manner any tax documentation that may reasonably be required by the Partnership in connection with its ownership on Common Units.

          (w) All contractors, subcontractors, suppliers, architects, engineers, and others who have performed services or labor or have supplied materials in connection with Contributor's acquisition, development, ownership, or management of the Property have been paid in full and all liens arising therefrom (or claims which with the passage of time or the giving of notice, or both, could mature into liens) have been satisfied and released.

          (x) The list of service contracts to be delivered to the Partnership pursuant to this Agreement will be true, correct, and complete as of the date of its delivery. Neither Contributor nor, to Contributor's knowledge, any other party is in default under any service contract.

          (y) The operating statements to be delivered to the Partnership pursuant to this Agreement will show all items of income and expense (operating and capital) incurred in connection with Contributor's ownership, operation, and management of the Property for the periods indicated and will be true, correct, and complete in all material respects.

          (z) All information set forth in any rent roll delivered to the Partnership is or shall be true, correct, and complete in all material respects as of its date. There are no leasing or other commissions due, nor will any become due, in connection with any lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. To Contributor's knowledge, no tenants have asserted any defenses or offsets to rent accruing after the date of Closing, no material default exists on the part of any tenant, and Contributor has not received any notice of any default or breach on the part of the landlord under any lease.

          (aa) The summary of service contracts to be delivered to the Partnership pursuant to this Agreement will be true, correct, and complete as of the date of its delivery. To Contributor's knowledge, neither Contributor nor any other party is in default under any service contract.

     6. Environmental Matters. As used herein, (1) "Environmental Claim" means any and all written administrative, regulatory or judicial actions, suits, demand, demand letters, claims, liens, investigations, proceedings or notices of noncompliance or violation from any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, damages, contribution, indemnification, cost recovery, compensation, injunctive relief, cleanup costs, governmental resource costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at the Property; or (B) any violation of any Environmental Law; or (C) any and all claims by any third party resulting from the presence or release of any Hazardous Materials; (2) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; (3) "Hazardous Materials" means
(a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain regulated quantities of polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances" "hazardous wastes," "hazardous materials," "extremely hazardous wastes" "restricted hazardous wastes" "toxic substances" "toxic pollutants" or words of similar import under any Environmental Law; and (c) any other chemical material, substances or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in the jurisdiction in which the Property is located;
(4) "Releases" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property; (5) "Governmental Authority" means any United States federal, state or local court, administrative agency or commission, or entity created by rule, regulation or order of any United States federal, state or local commission or other governmental agency, authority or instrumentality and committees thereof; and (6) "Material Adverse Effect" means any material adverse change in or effect on the Property.

          (a) There is no action or proceeding pending or, to Contributor's knowledge, threatened which relates to the Property. No condemnation, eminent domain or similar proceedings are pending or, to Contributor's knowledge, threatened with regard to the Property. Contributor has not received any notice of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Property.

          (b) Contributor in compliance with all applicable Environmental Laws with respect to the Property, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Contributor has not received any written communication that alleges that he is not in compliance with applicable Environmental Laws with respect to the Property, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no Environmental Claim pending against the Property, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Contributor has not disposed of, or transported, or arranged for the transportation of, any Hazardous Materials onto the Property in violation of any Environmental Law, except where the effect of such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Contributor has obtained or has applied for all permits, licenses, franchises, registrations, variances, authority or application therefor issued pursuant to Environmental Laws (collectively, the "Environmental Permits") necessary for the ownership and operation of the Property, and all such Environmental Permits are in full force and effect or, where applicable, a renewal application has been timely filed and is pending agency approval. Contributor is in compliance with all terms and conditions of each Environmental Permit, in each case except where the failure to obtain or be in compliance with such Environmental Permit or the requirement to make any expenditure in connection with such Environmental Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (d) There are and have been no Releases of any Hazardous Material that would form the basis of any Environmental Claims against Contributor in his capacity as owner of the Property, except for Releases of Hazardous
     Materials, the liability for which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7. Representations and Warranties of the Partnership. The Partnership represents and warrants to Contributor that:

          (a) the Partnership is duly formed, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own and hold the properties and assets it now owns and holds and to carry on its businesses as and where such properties are now owned or held and such business is now conducted;

          (b) the Partnership is duly licensed or qualified to do business as a foreign entity, as applicable, and is in good standing in each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified and where the failure so to qualify would not reasonably be expected to have, individually or in the aggregate, an adverse change in or effect on the ability of the Partnership to consummate any of the transactions contemplated hereby;

          (c) this Agreement has been duly authorized, executed and delivered by the Partnership and is the legal, valid and binding obligation of the Partnership, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and that the Board of Directors of the Partnership's general partner on behalf of the Partnership has approved this Agreement and the transactions contemplated hereby; no vote of any other equity holder of the Partnership is required for approval of this Agreement;

          (d) except for any required filings with the SEC or the State of Delaware, the execution and delivery of this Agreement do not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not (i) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of the Partnership, (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Partnership, (iii), conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any contract or agreement to which the Partnership is a party or by which the Partnership is bound or to which any asset of the Partnership is subject, or (iv) result in the creation of any lien, charge or encumbrance on the assets or properties of the Partnership under any such contract or agreement;

          (e) the Partnership is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under,
     (i) any mortgage,  loan agreement,  indenture,  evidence of indebtedness or other instrument evidencing borrowed money to which it or any of its properties are bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency, or (iii) any other contract or agreement, except for such defaults and conditions that, individually or in the aggregate, would not reasonably be expected to have an adverse change in or effect on the ability of the Partnership to consummate any of the transactions contemplated hereby;

          (f) the Common Units to be issued hereunder and sold to Contributor are duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act); and

          (g) Since July 31, 2000, (i) the Partnership has made all filings required to be made by the Securities Act and the Securities Exchange Act of 1934, as amended ("Exchange Act"); (ii) all filings by the Partnership with the SEC, at the time filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act; (iii) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and (iv) all financial statements contained or incorporated by reference therein complied as to form when filed or, if applicable, as restated, in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly presented in all material respects the financial condition and results of operations of the
     Partnership and its subsidiaries, as applicable, at and as of the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

     8. Legend on Certificates. All certificates representing the Common Units to be issued and sold by the Partnership hereunder shall bear a restrictive legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED, UNLESS SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH AGREEMENT UNDER WHICH THEY WERE PURCHASED, THE LIMITED PARTNERSHIP AGREEMENT OF FERRELLGAS PARTNERS, L.P. AS IN EFFECT AT THE TIME OF SALE OR TRANSFER AND (I) SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR
     (II) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND A LEGAL OPINION STATING THAT SUCH EXEMPTION IS AVAILABLE HAS BEEN SUBMITTED TO FERRELLGAS PARTNERS, L.P. BY COUNSEL TO THE HOLDER OF THIS CERTIFICATE, IN FORM AND SUBSTANCE ACCEPTABLE TO FERRELLGAS PARTNERS, L.P. IN ITS SOLE DISCRETION."

     9. Indemnification. Contributor acknowledges that the Partnership's issuance of Common Units in exchange for the Property hereunder is based partially upon the representations, warranties, covenants, agreements and other information contained herein and made by Contributor (including, without limitation, the representation and warranty of Contributor with respect to environmental matters). Contributor hereby agrees to indemnify and hold harmless the Partnership, its general partner and their respective directors, officers, partners, employees, consultants, representatives and agents against and from any and all causes of action, charges, claims, damages, demands, liabilities, losses, obligations, penalties and other recoveries and any and all related costs and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Losses") arising, directly or indirectly, from:

          (a) any material breach by Contributor of the representations, warranties or covenants made by Contributor herein or in any other material supplied by Contributor and related to the subject matter herein;

          (b) any material omission of fact by Contributor herein;

          (c) the  ownership or  operation  of the  Property  before the Closing
     Date;

          (d) any claims by a third party that pertains to the ownership and operation of the Property under this Agreement arising from any acts, omissions, events, conditions or circumstances occurring before the Closing Date; and

          (e) any sale, transfer or other distribution of the Common Units purchased hereunder by Contributor in violation of the Securities Act or any securities laws of any applicable state or in violation of this Agreement or the Partnership Agreement.

     Notwithstanding the foregoing, the aggregate amount to be paid by Contributor for any Losses resulting from Sections 9(a) through 9(d) (to the extent those Sections relate to the representations in Sections 5(e), 5(w)-(aa) and Section 6), shall not exceed 100% of the Contribution Value; provided, however, that the Partnership shall not be entitled to any indemnification hereunder unless and until the total Losses in the aggregate exceed $157,500.00, at which time the Partnership shall be entitled to indemnification hereunder in respect of all such aggregate amount of Losses, including the first $157,500.00 of Losses, and any Losses incurred thereafter.

     10. No Duty to Transfer in Violation Hereunder. The Partnership shall not be required to:

          (a) transfer on its books any of the Common Units issued hereunder that have been sold or transferred in violation of any of the provisions set forth herein, the Partnership Agreement or the Securities Act; or

          (b) treat as the owner of such Common Units, to accord the right to vote as such owner or to pay distributions to, any transferee to whom such Common Units have been so sold or transferred in violation of any of the provisions set forth herein, the Partnership Agreement or the Securities Act.

     11. Right of First Refusal.

          (a) Grant of Right of First Refusal. Subject to and upon the terms and conditions hereinafter set forth and after the Closing Date, the Partnership hereby grants to Contributor the exclusive and continuing right of first refusal (herein sometimes called the "Right of First Refusal") during the Option Period (as hereinafter defined) to purchase the Property or any portion thereof or interest therein (herein referred to as the "Offered Property"), in the event of a bona fide offer by a third party (an "Offeror") to purchase such Offered Property (by itself and not as an immaterial portion of a sale of the assets of the Company or as part of the Company upon a sale of the Company's equity interests), which offer the Partnership desires to accept. If at any time or times the Partnership receives from an Offeror a bona fide offer to purchase an Offered Property, which offer the Partnership desires to accept, the Partnership shall give written notice ("Notice of Offer") setting out the price and terms of the offer (the "Offer"). Each Notice of Offer shall contain the (i) the name and address of the Offeror; (ii) a description of the Offered Property;
     (iii) the price and all pertinent  terms of the proposed  transaction;  and
     (iv) any proposed agreement of purchase and sale. The Partnership shall promptly provide to Contributor upon written request any additional information in the Partnership's possession reasonably necessary concerning the Offer. Contributor shall have the right, at its option, exercisable as hereinafter provided, to purchase the Offered Property for the same price and on the same terms and conditions (including status of title) set forth in the Offer.

          (b) Exercise of Right of First Refusal. Contributor shall have 10 days after receipt by Contributor of the Notice of Offer within which to notify the Partnership in writing whether Contributor elects to purchase the Offered Property. In the event that Contributor elects to purchase the Offered Property, the parties shall use their reasonable best efforts to consummate the sale of the Offered Property to Contributor within thirty
     (30) days (the "First Refusal Closing Date") after the date in which the Contributor delivers written notice to the Partnership of his election to purchase the Offered Property.

          (c) Non-Exercise. In the event that Contributor does not (a) timely exercise his Right of First Refusal with respect to any Notice of Offer or
     (b) the closing of the sale of the Offered Property does not occur by the First Refusal Closing Date, the Partnership may sell the Offered Property covered by the subject Offer to the subject Offeror in accordance with such Offer. Should the Partnership and such Offeror thereafter amend or modify in any material respect the economic or financial terms of the Offer presented to Contributor, or enter into a contract or contract amendment that materially changes the economic or financial terms of the Offer presented to Contributor, then such modified or amended Offer or contract, as the case may be, shall constitute a new Offer hereunder and
     Contributor's Right of First Refusal shall apply thereto, obligating the Partnership to present such new Offer to Contributor and entitling Contributor the right to exercise the Right of First Refusal as to such new Offer in the manner hereinbefore provided. Any contract as described in this Section 11 entered into by the Partnership and any Offeror shall be expressly subject to this right. In the event of any sale to an Offeror in accordance with the requirements of this clause (c), upon the closing of such purchase, this Right of First Refusal shall be deemed to automatically expire with respect to the Offered Property and Contributor shall execute and deliver to the Partnership an instrument releasing and quitclaiming any and all interest Contributor would otherwise have under this Section to the purchaser of the Offered Property.

          (d) Term. The Right of First Refusal as herein granted to Contributor shall expire and be of no further force and effect at midnight, Central Standard Time on the tenth anniversary of the date hereof (the period ending on such date being herein called the "Option Period"). Any exercise of the Right of First Refusal by Contributor within the Option Period shall be effective even if the closing of the subject acquisition shall occur after the expiration of the Option Period.

          (e) Exceptions to Right of First Refusal. Notwithstanding the provisions of this Agreement, Contributor's Right of First Refusal shall not apply to any Offered Property acquired by a third party in a condemnation proceeding or a conveyance in lieu of condemnation or a conveyance or contribution of the Option Properties to an entity in which the Partnership has a majority interest or controls the Partnership.

     12. Covenant; Remedy for Failure by Contributor to Perform. Each of the Partnership and Contributor covenant and agree to use its reasonable best efforts to satisfy all conditions precedent to the Closing with respect to the Property (other than the closing of the Merger) on or before the Pre-Closing Date. Contributor further covenants and agrees that, should Contributor fail for any reason to satisfy all of the conditions precedent herein applicable to it by such date, Contributor shall execute and deliver to the Partnership a power of attorney in form and substance satisfactory to the Partnership in its sole discretion, whereby Contributor shall grant to the Partnership the power to act on Contributor's behalf, in its sole discretion, to effect the consummation of the contribution of the Property to the Partnership. The parties acknowledge and agree that Contributor's agreement to contribute the Property pursuant to the terms of this Agreement has acted as a substantial inducement to the Partnership to enter into the Merger Agreement, and the Partnership shall be incurring significant costs and expenses in conducting its due diligence review of the Property. Accordingly, Contributor's inability or refusal to contribute the Property pursuant to the terms of this Agreement, through no material fault of the Partnership, shall result in substantial hardship to the Partnership, and the parties agree that the Partnership shall have the express right to pursue any and all remedies available to it under law or in equity in such event.

     13. Termination of the Merger Agreement; Release of Escrow. In the event that the Merger Agreement is terminated for any reason, this Agreement shall be null and void and of no force or effect whatsoever and the parties shall have no obligation or liability hereunder, and the Partnership shall prepare, execute and deliver to the Escrow Agent a document instructing the Escrow Agent to release (a) to the Partnership all Common Units deposited by the Partnership and
(b) to Contributor all Contributor Deliverables and other instruments delivered by Contributor.

     14. Notice. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                     If to the Partnership, addressed to:

                     Ferrellgas Partners, L.P.
                     One Liberty Plaza
                     Liberty, Missouri  64068
                     Telecopy: (816) 792-6979
                     Attention: Kenneth A. Heinz,
                     Senior Vice President, Corporate Development

                     If to Contributor, addressed to:

                     Billy D. Prim
                     104 Cambridge Plaza Drive
                     Winston-Salem, North Carolina  27104
                     Telecopy: [please provide]

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     15. Lock-up Agreement. Contributor covenants and agrees that Contributor will, as soon as practicable on or after the Effective Date, execute and deliver a lock-up agreement in form and substance satisfactory to the underwriter in connection with the Partnership's proposed public offering of Common Units (the "Offering"), which lock-up agreement will contain, among other provisions, Contributor's agreement that, for a period of 90 days after the date of the final prospectus supplement relating to the Offering, Contributor will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, the Common Units purchased by Contributor hereunder, other than a sale or other disposition of Common Units to a Permitted Assignee (as defined below), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clauses (i) or (ii).

     16. Successors and Assigns.

          (a) This Agreement will inure to the benefit of the successors and assigns of the Partnership and, subject to the restrictions on sale and transfer set forth in this Agreement and the Partnership Agreement, be binding on Contributor and his heirs, executors, administrators, successors and assigns. Contributor may assign its rights and obligations hereunder prior to the earlier of (i) the Stockholders' Meeting or (ii) three (3) days prior to the commencement of the Offering to (A) any wholly-owned subsidiary corporation of Contributor or (B) during Contributor's lifetime, to any of Contributor's Affiliates (as defined below) (either, a "Permitted Assignee"), provided that an assignment to a spouse under this Section must be made during marriage and not incident to divorce, provided, further, that any assignment of this Agreement shall be made only in connection with a sale or any other disposition of Company Common Stock owned by Contributor; and provided, finally, that prior to any such assignment of this Agreement, such Permitted Assignee shall execute and deliver to the Partnership an assignment instrument, in form and substance satisfactory to the Partnership, wherein such Permitted Assignee adopts this Agreement as if the Permitted Assignee was an original signatory hereto, assumes the obligations hereunder, affirms Contributor's representations and warranties with respect to the Permitted Assignee, and makes such other representations and warranties as are reasonably requested by the Partnership based on the Permitted Assignee's status or type of entity. Notwithstanding anything to the contrary contained herein, any proposed assignment of this Agreement by Contributor shall at all times be subject to the approval of the Partnership in its sole discretion with respect to the number of proposed Permitted Assignees.

          (b) For purposes of this Agreement, (i) "Affiliate" means (A) any Other Permitted Transferee of Contributor; (B) any inter vivos trust whose principal beneficiary is Contributor or any Other Permitted Transferee of Contributor created during their respective lifetimes and not as a result of death; and (C) the legal representative or guardian of Contributor or any Other Permitted Transferee of Contributor appointed during their respective lifetimes and not as a result of death; and (ii) "Other Permitted Transferee" means (A) any person related by lineal or collateral consanguinity to Contributor or to the spouse of Contributor; (B) the spouse of Contributor or of any person described in clause (A); and (C) all persons related to those persons described in clause (A) or clause (B) by lineal or collateral consanguinity. For purposes of this definition of "Other Permitted Transferee," (x) adopted persons shall be considered the natural born child of their adoptive parents; (y) lineal consanguinity is that relationship that exists between persons of whom one is descended (or ascended) in a direct line from the other, as between son, father, grandfather, great-grandfather; and (z) collateral consanguinity is that relationship that exists between persons who have the same ancestors, but who do not descend (or ascend) from the other, as between uncle and nephew, or cousin and cousin.

     17. Amendment and Waiver. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     18. Survival. All representations, warranties, understandings, covenants and agreements contained in this Agreement (including, without limitation, the indemnification provisions hereof) shall survive the execution of this Agreement, the issuance and delivery of the Common Units purchased hereunder and the death, disability, liquidation, dissolution or termination (as applicable) of Contributor; provided, however, that the representations contained in
Sections 5(e), 5(w)-(aa) and Section 6 shall survive until the second anniversary of the Closing Date; provided, further, that if any claim for indemnification hereunder is made concerning the breach of any such representation prior to such second anniversary, such representations shall remain in full force until the final resolution of such claim.

     19. Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

     20. Execution in Counterparts. This Agreement may be executed in multiple counterparts and by facsimile each of which shall be deemed an original and all of which shall constitute one instrument.

     21. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Contributor shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     22. Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Partnership or its representatives and Contributor shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable and amend this Agreement accordingly, but all of the remaining provisions of this Agreement shall remain in full force and effect.

     23. Entire Agreement. This Agreement and any documents referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Contributor agrees that:

          (a) no person or entity, other than the Partnership or its their respective agents and representatives, has made any representation, warranty, covenant or agreement relating to this Agreement or the Common Units to be purchased hereunder, other than those expressly set forth herein; and

          (b) Contributor has not relied upon any representation, warranty, covenant or agreement relating to this Agreement or the Common Units to be purchased hereunder, other than those referred to in clause (a) immediately above.

     24. Construction and Captions. Unless the context requires otherwise:

          (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

          (b)  the  term  "include"  or  "includes"   means  includes,   without
     limitation, and "including" means including, without limitation; and

          (c) The section headings appearing herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts as of the date first above written.

                                FERRELLGAS PARTNERS, L.P.

                                By:  FERRELLGAS, INC.,
                                     its general partner

                                By: /s/ Kenneth A. Heinz
                                    --------------------------------------------
                                    Kenneth A. Heinz
                                    Senior Vice President, Corporate Development



                                CONTRIBUTOR



                                    /s/ Billy D. Prim
                                    --------------------------------------------
                                    Billy D. Prim

                                    Exhibit A
                                    ---------
                            Real Property Description

     The "Property" consists of:

          "Those two lots and parcels of real property located in Boonville, North Carolina, consisting of approximately 1.03 and 3.70 acres, more or less, and being identified as Yadkin County Tax Parcels 489900065582 and 489900068414, respectively. The Property includes all improvements located thereon, including a residence, several warehouses, an office building and a 30,000 gallon above-ground propane tank."